Exhibit 23.9

TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our reports, each dated January 24, 2025, on the audit of estimated quantities of proved reserves, future production and income attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC, as of December 31, 2024 and 2023 (the “Reserve Reports”), included in the Company’s definitive proxy statement on Schedule DEFM 14A filed on March 31, 2025. As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Reserve Reports in this Registration Statement on Form S-4 (this “ Registration Statement”) and (ii) the use in this Registration Statement of the information contained in the Reserve Reports, which information is incorporated by reference in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

June 30, 2025

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110